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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Imperial Holly Corporation of our report dated November 18, 1996 appearing on page 16 of Savannah Foods & Industries, Inc. Annual Report on Form 10-K for the year ended September 29, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


PRICE WATERHOUSE LLP

Atlanta, Georgia
November 17, 1997